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                                COMMERCIAL LEASE


Landlord:            Riverview Historical Plaza
                     P.O. Box M-2108
                     Hoboken, New Jersey 07030

Tenant:              Meta 4 Inc., A Delaware Corporation
                     Coventry Square Suite 480
                     Pottstown, PA 19465

Term of Lease:       3 Years                       Lease Date: May 7, 1997

     Beginning:      June 1, 1997
        Ending:      May 31, 2000

      Security $ 4,550.84             Base Annual Rent: $ 27,305.00
                                      Initial Monthly Rent: $2,275.42
                                      Payable on 1st of each month to Landlord.


Rental Space: A portion of the 4th Floor known as Suite C consisting of 1270 rentable square feet (+ or -).

Use of Space: Commercial Use Only.

Tenant agrees to lease the space from Landlord for the Term and Rent stated according to the terms and conditions contained herein and as follows:

1.   Possession and Use

     Landlord shall give possession of the Rental Space to Tenant for the Term. Tenant shall take possession of and use the Rental Space for the purpose stated above. Tenant may not use the Rental Space for any other purpose without the prior written consent of Landlord.

     Tenant shall not use the Rental Space for any unlawful or hazardous purpose.

     Tenant shall not use the Rental Space in any manner that results in (1) an increase in the rate of fire or liability insurance or (2) cancellation of any fire or liability insurance policy on the Rental Space. Tenant shall comply with all requirements of the insurance companies insuring the Rental Space. Tenant shall not abandon the Rental Space during the Term of this Lease or permit it to become vacant in excess of 30 consecutive days.

     If due to Tenant's use of the Rental Space, Landlord cannot obtain and maintain fire insurance on the Building in an amount and form reasonably acceptable to Landlord, Landlord



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may cancel this Lease on 30 days' notice to the Tenant. If due to
Tenant's use of the Rental Space the fire insurance rate is increased, the Tenant shall pay the increase in the premium to the Landlord on demand.

2.   No Assignment or Subletting

     Tenant may not do any of the following without the prior written consent of
Landlord: (a) assign this Lease (if the Tenant is a corporation, the sale of a majority of its shares shall be treated as an assignment) (b) sublet all or any of the rental part of rental space or (c) permit any other person or business to use the rental space.

3.   Rent

     Tenant shall pay the rent to Landlord at Landlord's address without set-off or abatement of any kind for any reason. If Tenant fails to comply with any terms or conditions in this Lease, Landlord may do so on behalf of Tenant and charge the cost to comply, including reasonable attorneys' fees, to Tenant as "additional rent." The additional rent be due and payable immediately. Non-payment of additional rent shall give Landlord the same rights against Tenant as if Tenant failed to pay the rent.

4.   Security

     Tenant has given to Landlord the Security stated above which shall be held by Landlord during the Term of this Law. Landlord may deduct from the security any expenses incurred in connection with Tenant's violation of agreement in this Lease.

     At the end of Lease, if Tenant does not leave the rental space in good condition, the Security may be used to put it in good condition. If the amount of damage exceeds the Security, Tenant shall immediately upon demand pay the additional amount to Landlord.

     If Landlord uses the Security or any part of it during the Lease to cure any Tenant deficiency, Tenant shall immediately on demand restore the amount used. The amount of the Security is to remain constant throughout the Term. Security is never to be used by Tenant for the payment of Rent. Landlord shall repay to Tenant any balance remaining within a reasonable time after the end of the Term. Tenant shall not be entitled to interest on the Security.

     If the Landlord's interest in the Rental Space is transferred, the Landlord shall turn over the Security to new Landlord and notify Tenant of the name and address of new Landlord. Landlord shall then no longer be responsible to the Tenant for the repayment of the Security. The new Landlord shall be responsible to Tenant for the Security in accordance with the terms of this Lease.



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5.   Liability Insurance

     Tenant shall obtain, pay for, and keep in effect for the benefit of Landlord and Tenant, public liability insurance on the Rental Space. The insurance company and the broker must be acceptable to the Landlord. This coverage be in at least the minimum amounts of $1,000,000 per person personal injury, $2,000,000 aggregate per incident and $1,000,000 property damage and name Landlord as and additional insured.

     All policies shall state that the insurance company cannot cancel or refuse to renew without at least 30 days' written notice to Landlord.

     Tenant shall deliver adequate proof of a valid policy to Landlord with proof of payment of the first year's premiums. This shall be done not less than 15 days before the start of the Term. Tenant shall deliver a renewal policy to Landlord with proof of payment not less than 15 days before the expiration date of each policy. The policy shall contain a waiver of any subrogation against Landlord by Tenant's insurance carrier.

6.   Water Damage

     The Landlord stall not be liable for any damage or injury to any persons or property caused by the leak or flow of water from or into any part of the Building from any cause or source whatsoever except for gross negligence of Landlord.

7.   Liability of Tenant

     The Tenant is liable for any loss, injury or damage to any person or property caused by the act or neglect of Tenant, Tenant's employees, agents or invitees or occasioned by Tenants use or occupancy of the premise. Tenant shall hold harmless and defend the Landlord from and reimburse the Landlord for any claim, liability, damage and costs resulting from any injury or damage due to the act or neglect of Tenant, Tenant's employees, agents or invitees.

8.   Real Estate Taxes

     Landlord shall pay the yearly Municipal Real Estate Taxes on the Building. Tenant shall pay its pro-rata share (3%) of any Increase in the Municipal Real Estate Taxes over the tax for the Base Year. Tenant shall pay this amount yearly in one sum within 30 days of Landlord's written request as to any amount notified. Any amounts not yet due shall be prorated monthly over the balance of the year.

9.   Acceptance of Rental Space

     Tenant has inspected the Rental Space and agrees that the Rental Space is in satisfactory condition. Tenant accepts the Rental Space "as is." Landlord is to paint and re-carpet.



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10.  Quiet Enjoyment

     Landlord has the right to enter into this Lease. If Tenant complies with this Lease, Landlord must provide Tenant with undisturbed possession of the Rental Space.

11.  Utilities and Services

     Tenant shall arrange and pay for the following utilities and services required for the Rental Space:

          (a) Tenant Electric
          (b) HVAC - after business hours/weekends/holidays

     The Landlord shall pay for the following utilities and services:

          (a) Base HVAC
          (b) Water & Sewer
          (c) Cleaning

     The Landlord is not liable for any inconvenience or harm caused by any stoppage or reduction of utilities and services. This does not excuse Tenant from paying Rent except for gross negligence of Landlord.

12.  Tenant Compliance and Maintenance

        Tenant shall:

     (a) Promptly comply with all laws, orders, rules and requirements of governmental authorities, insurance carriers, board of fire underwriters, or similar groups.
     (b) Maintain the Rental Space and all equipment and fixtures in it in good repair and appearance.
     (c) Make all necessary repairs to the Rental Space and all equipment and fixtures in it, except structural repairs.
     (d) Maintain the Rental Space in a neat, clean, safe, and sanitary condition, free of all garbage.
     (e) Keep walks, entrances, hallways, and stairs clean and free from its debris and trash.
     (f) Use all electric, plumbing and other facilities in the Building safely.
     (g) Use no more electricity than the wiring or feeders to the Rental space can safely carry.
     (h) Promptly replace all broken glass in the Rental Space.
     (i) Do not destroy, deface, damage or remove any part of the Rental Space.



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     (j) Keep nothing in the Rental Space which is hazardous, flammable, dangerous or explosive or which might increase the danger of fire or other casualty.
     (k) Promptly notify the Landlord when there are conditions which need repair.
     (1) Do nothing to destroy the peace and quiet of Landlord, other tenants, or persons in the neighborhood.
     (m) Avoid littering in the building or on its grounds.
Tenant shall pay any expenses involved in complying with the above.

13.  Landlord's Repairs and Maintenance

     Landlord shall:

          (a) Maintain the public areas, roof and exterior walls in good condition.
          (b) Make all structural repairs unless these repairs are made necessary by the act or neglect of Tenant or Tenant's employees, agents or invitees.
          (c) Make necessary replacements of the plumbing, cooling, heating and electrical systems, except when made necessary by the act or neglect of the Tenant or the Tenant's employees, agents or invitees.

          (d) Maintain the elevators in the Building.

14.  Consent for Alterations

     Tenant may not make any changes or additions to the Rental Space without Landlord's prior written consent. Any changes or additions made without Landlord's written consent shall be removed by Tenant on demand.

     All changes or additions made with Landlord's written consent shall become the property of the Landlord when completed and paid for by Tenant. They shall remain as part of the Rental Space at the end of the Term. Landlord may demand that Tenant remove any changes or additions at the end of the Tenn and restore the Rental Space to its prior configuration and condition at Tenant's expense. Tenant shall promptly pay for all costs of any permitted changes or additions.

     Tenant shall not allow any mechanic's lien or other claim to be filed against the Building. If any lien or claim is filed against the Building, Tenant shall have it promptly removed.

15.  Signs

     The Tenant shall obtain the Landlord's prior written consent before placing any sign on or about the Rental Space. Signs must conform with all applicable municipal ordinances and regulations.




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 16. Access to Rental Space

     Landlord shall have access to the Rental Space on reasonable notice to Tenant to (a) inspect the Rental Space and (b) show it to prospective buyers, mortgage lenders, contractors or insurers.

     Landlord shall maintain the right to have access to Tenant space to install, repair, maintain, service or correct any system, service, utility or component of the building whether said work is in connection with Tenant's space or any other space in said building including adjoining portions of the same floor as well as other floors in said building. Landlord shall use reasonable care in connection with any said access. However, there shall not be any diminution or abatement or withholding of any rent by Tenant based upon any alleged interference by Landlord with the operation of its business. Any such diminution, abatement, withholding or failure or refusal to allow timely access to Tenant's space shall constitute a default under the lease and shall entitle Landlord to exercise all rights upon default under this Lease and under applicable law.

     Landlord may show the Rental Space to rental applicants at reasonable hours on notice to Tenant within 6 months before the end of the Term.

     Landlord may enter the Rental Space at any time without notice to Tenant in case of emergency.

 17. Fire and Other Casualty

     Tenant shall notify the Landlord at once of any fire or other casualty in the Rental Space.

     If the Rental Space is partially damaged by fire or other casualty, Landlord shall repair it as soon as reasonably possible. Landlord need not repair or replace anything installed by Tenant.

     Either party may cancel this Lease if in Landlord's sole opinion the Rental Space is so damaged by fire or other casualty that it cannot be repaired within 90 days.

     This Lease shall end if the Rental Space is totally destroyed. Tenant shall pay Rent to the date of destruction. The Lease shall continue if part of the rental space is useable.

     If the fire or other casualty is caused by the act or neglect of Tenant or Tenant's employees, Tenant shall pay for all repairs and all other damage and there shall be no abatement in rent.

18.  Eminent Domain

     Eminent Domain is the right to lawfully condemn and take private property for public use. If any part of the Rental Space is taken by eminent domain, Landlord may cancel this Lease on 30 days' notice to Tenant. The entire payment for the taking shall belong to Landlord. Tenant shall make no claim for the value of this Lease for the remaining part of the Term.



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19.  Subordination to Mortgage

     All mortgages which now or in the future affect the Building have priority over this Lease. Tenant shall sign any papers needed to give any mortgage priority over this Lease. If Tenant refuses, the Landlord may sign the papers on behalf of Tenant.

20.  Tenant's Certificate

     At the request of Landlord, Tenant shall sign a certificate stating that
(a) this Lease is in effect and in good standing, (b) Landlord has fully performed all of Landlord's agreements in this Lease, (c) Tenant has no rights to the Rental Space except as stated in this Lease, (d) Tenant has paid all Rent to date, and (e) Tenant has not paid Rent for more than one month in advance. The Certificate shall also list all the property attached to the Rental Space owned by the Tenant.

21.  Violation, Eviction, Re-entry and Damages

     Landlord reserves a right of re-entry which allows the Landlord to end this Lease and re-enter the Rental Space if Tenant violates any agreement in this Lease. This is done by eviction in Court which is started by filing a complaint in Court and service of a summons on Tenant to appear in court. After a court order of eviction and service of a warrant or removal, Landlord may re-enter and take back possession of the Rental Space. If the cause for eviction is non-payment of Rent, notice does not have to be given to Tenant before Landlord files a complaint. Tenant is liable for all damages caused by the Tenant's violation of any agreement in this Lease. This includes reasonable attorneys' fees and costs.

     After eviction Tenant shall pay Rent for the Term or until Landlord re-rents the Rental Space, if sooner. If Landlord re-rents the Rental Space for less than the Tenant's Rent, Tenant shall pay the difference until the end of the Term. Tenant shall not be entitled to any excess resulting from the re-renting. Tenant shall also pay (a) all reasonable expenses incurred by Landlord in preparing the Rental Space for re-renting and (b) commissions paid to a broker for finding a new tenant.

22.  Notices

     All notices given under this Lease must be in writing. Each party must accept and claim the notices given by the other. Unless otherwise provided by law, they may be given by (a) personal delivery, or (b) certified mail, return receipt requested. Notices shall be addressed to the Landlord at the address written at the beginning of this Lease and to the Tenant at the Rental Space.

23.  No Waiver

     Landlord's failure to enforce any agreement in this Lease shall not prevent the Landlord from enforcing the agreement for any violations occurring at a later time.


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24.  Survival

     If any agreement in this Lease is contrary to law, the rest of the Lease shall remain in effect.

25.  End of Term

     At the end of the Term Tenant shall (a) leave the Rental Space clean,(b) remove all of the Tenant's property, (c) remove all signs and restore the portion of the Rental Space on which they were placed (d) repair all damage including any caused by moving, and (e) return the Rental Space to Landlord in the same configuration and condition as it was at the beginning of the Term except for normal wear and tear.

     If the Tenant leaves any property in the Rental Space, Landlord may (a) dispose of it and charge Tenant for the cost of disposal, or (b) keep it as abandoned property.

26.  Binding

     This Lease binds Landlord and Tenant and all parties who lawfully succeed to their rights or take their places.

27.  Tenant Maintenance

     Tenant shall be responsible for malfunction, damage, or misuse in, or to any utility system caused by Tenant, its employees, agents or invitees.

28.  Lease Execution

     Each of the persons executing this Lease on behalf of Tenant represents that its execution is properly authorized by the entity on whose behalf the person has signed and, furthermore, that the entity exists, is in good standing, and is authorized to enter into this Lease. The persons executing the Lease are personally liable pursuant to the Lease Terms in the event those representations are not correct. Any entity or corporation on whose behalf this Lease is executed shall provide Landlord with appropriate documents evidencing its existence and good standing as well as its authority to enter into and execute this Lease.

29.  Commencement of Rent Payment

     If Tenant cannot or will not commence occupancy on the date of notice to commence possession provided by Landlord to Tenant, payment of rent shall be due and owing as of the notice date to commence possession just as if Tenant were actually occupying the premises.



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30.  Utility Surcharge

     Tenant shall pay a utility charge for all utilities including H.V.A.C., immediately upon billing by Landlord for all its use of said utilities before 7:30 a.m. and after 6:30 p.m. weekdays and all day Saturday and Sunday and Holidays.

31.  Property Insurance

     Tenant shall carry fire, multi-peril and property insurance insuring Tenant's property against loss or damage from any cause whatsoever from an insurance company licensed and qualified to do business in the State of New Jersey in an amount sufficient to adequately insure Tenant's property. The policy shall include a waiver of any subrogation claim against Landlord by Tenant's insurance carrier.

32.  Glass Damage

     Damage to glass in areas leased by Tenant shall be repaired by Tenant at its own cost and expense. Tenant is responsible for the cost to repair damage to any glass anywhere else on the premises caused by Tenant, its employees, agents or invitees.

33.  Default

     In the event of any violation of Lease conditions, terms or requirements, Tenant shall be in default under the Lease agreement. If such default is not cured within 10 days after notice by Landlord, this Lease at the option of Landlord may be declared null and void. Tenant shall be liable to Landlord for all expenses and any damages incurred in connection with or arising out of Tenant's violation of the Lease terms. Neither failure to act, nor lapse of time after breach of a Lease condition, shall constitute a waiver or operate to defeat the right of Landlord under law and the terms of this Lease in connection with any lease violation by Tenant.

34.  Mechanic's Lien

     If any mechanic's or other liens shall be created or filed against the Leased premises by reason of labor performed or materials furnished for Tenant in the erection, construction, completion, alteration, repair or addition to any building or improvement, the Tenant shall within 30 days thereafter, at the Tenant's own cost and expense, cause such lien or liens to be satisfied and discharged of record together with any Notices of Intention that may have been filed. Failure to do so shall entitle the Landlord to resort to such remedies as are provided herein in the case of any default of this Lease, in addition to such as are permitted by law.

35.  Rent Payment

     In the event Tenant fails to pay its rent by the 10th day of the month, there shall be due and owing as a late charge an amount equal to 10% of the unpaid rent. Thereafter, unpaid rent shall bear interest on the basis of 18% per annum applied to the monthly rental payment.



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Nothing in this article shall detract from Landlord's right to evict Tenant, re-enter the premises and terminate the Lease for failure or refusal to make timely rental payments on the first day of each month. Neither shall any failure to evict for any specific non-payment or acceptance of a late payment constitute a waiver of Landlord's right to each and every remedy upon any particular default under the Lease terms.

36.  Disclaimer

     Landlord shall not be responsible for loss or damages to property or injury to person occurring in or about the premises because of any existing or future condition or defect or for acts, omissions or negligence of other persons or other tenants.

37.  Insurance Disclaimer

     The Tenant waives all rights of recovery against the Landlord or Landlord's agents, employees or other representatives, for any loss, damages or injury of any nature whatsoever to property or persons for which the Tenant is required to be insured under this Lease.

38.  Operating Cost Increase

     Subsequent to 1997 and for each year thereafter, based upon square footage occupied, Tenant shall be responsible for its pro-rata share of building operating cost increases, if any, such as increases in the cost, expense, charges or rents for building utilities, janitorial and service contracts, waste disposal services or charges, building management and the like. Increases preceding billing shall be due and payable within 20 days of billing by Landlord. Prospective increases shall be prorated monthly over the balance of the year. Failure or refusal to make timely payment of said increases shall constitute a default and be the equivalent of the failure or refusal to pay rent.

39.  Nonperformance for Outside Cause

     This Lease and the obligation of Tenant to pay rent and perform all of the other covenants and agreements hereunder shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease to supply or is delayed in supplying any service expressly or implicitly to be supplied or is unable to make or is delayed in making any repairs or is unable to supply or is delayed from so doing by reason of strike or labor troubles or any outside cause whatsoever, including, without limitation, Governmental pre-exemption or by reason of any rule, order or regulation of any department or subdivision thereof or of any Government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency or an act of God, or any outside or unanticipated cause whatsoever.

40.  Bankruptcy-Insolvency


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     If, during the term of this Lease (a) the Tenant shall make an assignment for the benefit of creditors or (b) a voluntary or involuntary petition to be filed by or against the Tenant under any law having for its purpose the adjudication of the Tenant as bankrupt, or the extension of time of payment, composition, adjustment, modification, settlement or satisfaction of the liabilities of the Tenant or the reorganization or liquidation of the Tenant pursuant to any Federal or State law now or hereafter enacted, (c) a receiver be appointed for the property of the Tenant by reason of the insolvency or alleged insolvency of the Tenant, or (d) any department of the State or Federal Government, or any officer thereof duly authorized, shall take possession of the business or property of the Tenant by reason of the insolvency or alleged insolvency of the Tenant, then the occurrence of any such contingency shall be deemed a breach of this Lease and this shall ipso facto _________________ upon the happening of any of said contingencies be terminated and the same shall expire as if the day of the happening of such contingency were the date herein specifically fixed for the expiration of the term, and the Tenant will then quit and surrender the demised premises to the Landlord, but the Tenant shall remain liable as hereinafter provided. Upon such termination Landlord shall have the immediate right to re-enter the demised premises and to remove all persons and property therefrom. This Lease shall not be treated as an asset of the Tenant's estate, and neither the Tenant nor anyone claiming by, through or under Tenant by virtue of any law or any order of any Court shall be entitled to the possession of the demised premises or to remain in the possession thereof. Upon the termination of the Lease, as aforesaid, Landlord shall have the right to retain as partial damages, and not as a penalty, any prepaid rents and any security deposited by Tenant hereunder. Landlord shall also be entitled to exercise such rights and remedies to recover from Tenant as damages such amounts as are specified in this Lease, unless any statute or rule of law governing the proceedings in which such damages are to be proved shall lawfully limit the amount of such claims capable of being so proved, in which case Landlord shall be entitled to recover, as and for liquidated damages, the maximum amount which may be allowed under any statute or rule of law. Landlord's right of re-entry and Lease termination shall be by Order of a Court of competent jurisdiction.

41.  Landlord's Liability

     Tenant shall look solely to the equity of the then owner of the demised premises in the demised premises (or if the interest of the Landlord is a leasehold interest Tenant shall look solely to such leasehold interest) for the satisfaction of any remedies of Tenant in the event of a breach by Landlord of any or its obligations.

42.  Holding over

     If Tenant holds over after the expiration or earlier termination of this Lease, and if Tenant is not otherwise in default hereunder, such holding over shall not be deemed to extend the term or renew this Lease, but the tenancy thereafter shall continue as a tenancy from month to month at the sufferances of Landlord upon the terms and conditions herein contained and at two (2) times the rent in effect immediately preceding the said expiration date, including the applicable pass through charges, if any.

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43.  Rules and Regulations

     Reasonable rules and regulations regarding the demised premises, the building and the use thereof, which are now or may hereinafter be promulgated by Landlord, shall be observed by Tenant and Tenant's employees and agents. Landlord reserves the right to rescind any rule promulgated hereafter, and to make such other and further rules and regulations as in its reasonable judgment may from time to time be desirable for the safety, care and cleanliness of the demised premises and the building, and for the preservation of good order therein, which rules, when so made and reasonable notice given to Tenants, shall have the same force and effect as if originally made a part of this Lease. Such order and further reasonable rules shall not, however, be inconsistent with the proper and rightful enjoyment by Tenants of the demised premises in the conduct of its business.

44.  Lease Term Modification

     Provided the Lease is not otherwise in default, Tenant shall have the Option to modify the end date of this Lease at the end of years one (1) and two
(2) of the Lease. To do so Tenant must notify Landlord in writing four months' prior to the end of the year and include with said Notice a payment equal to four (4) month's rent for year one (1) and two (2) month's rent for year two (2) for the Lease modification and, thereafter, pay the balance of the rent in a timely manner until the modified termination date. Time and term modification payment are of the essence of this lease modification Option or this Option is void and of no effect.

45.  Choice of Law

     This Lease, and the rights and obligations of the parties hereto, shall be interpreted and construed in accordance with the laws of the State of New Jersey.

46.  Full Agreement



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     The parties have read this Lease. It contains their full agreement. It may not be changed except in writing signed by Landlord and Tenant.


Signatures         Landlord and Tenant agree to the terms of this
                   Lease by signing below. If a party is a
                   corporation, this Lease is signed by its proper corporate officers and its corporate seal is affixed


Witnessed or attested by:




---------------------------------            -----------------------------------
As to Landlord                               Riverview Historical Plaza



---------------------------------            -----------------------------------
As to Tenant                                 Meta4, a Delaware Corporation